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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Ibis Technology Corporation:



We consent to incorporation by reference in this Registration Statement on Form S-3 of Ibis Technology Corporation of our report dated January 31, 1997, relating to the balance sheets of Ibis Technology Corporation as of December 31, 1996 and 1995, and the related statements of operations, stockholder's equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996, and related schedule , which report appears in the annual report on Form 10-K of Ibis Technology Corporation, and to the reference to our firm under the heading "Experts" in the Registration Statement.



                                                       /s/ KPMG PEAT MARWICK LLP
                                                       -------------------------
                                                           KPMG PEAT MARWICK LLP





Boston, Massachusetts
February 6, 1998